Exhibit 5.1

[Letterhead of Warshaw Burstein Cohen Schlesinger & Kuh, LLP]

August 27, 2008

Lazare Kaplan International Inc.
19 West 44th Street
New York, NY 10036

                               Re:  Registration Statement on Form S-8

Gentlemen:

                You have requested our opinion, as securities counsel for Lazare Kaplan International Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Registrant with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration of 750,000 shares (the "Shares") of common stock, $1.00 par value, of the Registrant issuable, pursuant to the Lazare Kaplan International Inc. 2008 Long Term Stock Incentive Plan (the "Plan"), including upon the exercise of options granted or to be granted under the Plan.

                In preparation of this opinion, we have examined the original, photostatic, conformed or certified copies of (i) the Certificate of Incorporation, as amended to date, of the Registrant, (ii) the By-Laws of the Registrant, in effect on the date hereof, (iii) the records of corporate proceedings of the Registrant in our possession and as delivered to us by the executive officers of the Registrant, (iv) the Registration Statement, and (v) the Plan. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

                Based on the foregoing and subject to the limitations, qualifications and assumptions herein contained, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

WARSHAW BURSTEIN COHEN
  SCHLESINGER & KUH, LLP